Sales Report:Supplement No. 6 dated Aug 05, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 466171
This series of Notes was issued and sold upon the funding of the borrower loan #43815, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$95.68
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$95.68

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 4	First credit line:	Feb-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-799 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	52	Occupation:	Attorney
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,231	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	9	Bankcard utilization:	4%
		Homeownership:	Yes
Screen name:	newaptsobe1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	780-799 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	760-779 (Dec-2009) 760-779 (Jul-2009) 720-739 (Jan-2008)
Principal balance:	$658.57	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Loan to expand law practice
Purpose of loan:
This loan will be used to expand my law practice.? I currently operate a small practice in Hialeah Florida from a small two-story office condo near Palmetto Hospital. I have an opportunity to expand into larger space in?a new building that is being built out in Doral Florida.? Part of the funds will be used to purchase a large, high speed copier. My practice focuses on foreclosure defense and bankruptcy.? In less than 24 months, revenues have grown from $0 to $30,000 per month and a staff of ten (including part time employees).? ?

My financial situation:
I am a good candidate for this loan because I have low debt and a steady client base.? Half of my firm's income comes from clients paying monthly fees.? We advertise each month, producing four to six new clients that are on monthly payment plans.? Additionally, bankruptcy is a growing part of the practice.? I also earn $1,000 to $2,000 per month as a tax preparer.? I have been licensed as an attorney since 2004 and as a CPA since 1998.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	7/12/2010 10:24:08 AM
bold-durability-drum	$50.00	$50.00	7/12/2010 10:27:49 AM
personal-lender	$25.00	$25.00	7/12/2010 10:52:28 AM
delicious-social132	$35.00	$35.00	7/12/2010 10:53:19 AM
Vegasjim	$25.00	$25.00	7/12/2010 10:55:12 AM
gracej	$25.00	$25.00	7/12/2010 10:55:09 AM
diablo_ny	$25.00	$25.00	7/12/2010 10:55:43 AM
Aberdeen	$400.00	$400.00	7/12/2010 10:59:03 AM
tech310	$100.00	$100.00	7/12/2010 10:53:06 AM
orgy63	$25.00	$25.00	7/12/2010 10:55:31 AM
Rysterola82	$25.00	$25.00	7/12/2010 10:55:45 AM
enthralling-deal180	$100.00	$79.83	7/12/2010 10:56:08 AM
heerzaquestion	$25.00	$25.00	7/12/2010 2:20:29 PM
credit-goliath	$75.00	$75.00	7/13/2010 11:31:09 AM
market-assembler	$50.00	$50.00	7/13/2010 2:50:24 PM
HealthAndSafety	$50.00	$50.00	7/14/2010 8:16:26 PM
SpotLending	$25.00	$25.00	7/15/2010 11:01:05 AM
McDeeter	$25.00	$25.00	7/16/2010 2:22:52 PM
Lender0307	$25.00	$25.00	7/16/2010 9:50:50 AM
Hey_Joe	$25.00	$25.00	7/16/2010 8:46:17 PM
jayk63	$25.00	$25.00	7/17/2010 4:52:47 AM
atomantic	$25.00	$25.00	7/17/2010 6:56:13 AM
Dollars4Rent	$25.00	$25.00	7/17/2010 9:18:21 AM
availableloan	$25.00	$25.00	7/16/2010 9:31:27 PM
Bodyboard	$30.00	$30.00	7/17/2010 10:34:11 PM
jcmjim	$40.00	$40.00	7/17/2010 7:03:33 PM
wise382	$25.01	$25.01	7/18/2010 7:24:01 AM
one-midas	$25.00	$25.00	7/18/2010 4:46:48 PM
jcn12321	$25.00	$25.00	7/19/2010 4:30:11 AM
martymaniaman	$25.00	$25.00	7/19/2010 5:23:33 AM
Artist_Blue	$25.00	$25.00	7/12/2010 10:33:56 AM
rescue	$250.00	$250.00	7/12/2010 10:27:46 AM
bountiful-durability	$100.00	$100.00	7/12/2010 10:27:57 AM
Comoparklender	$30.00	$30.00	7/12/2010 10:28:10 AM
bid-czar8	$100.00	$100.00	7/12/2010 10:28:28 AM
nybanker85	$50.00	$50.00	7/12/2010 10:29:03 AM
riproaringrapids	$25.00	$25.00	7/12/2010 10:33:04 AM
blue-useful-auction	$25.00	$25.00	7/12/2010 10:40:18 AM
american6	$25.00	$25.00	7/12/2010 10:51:46 AM
studious-bonus7	$100.00	$100.00	7/12/2010 10:51:32 AM
brightest-breathtaking-finance	$100.00	$100.00	7/12/2010 10:52:54 AM
treasure-hunter270	$25.00	$25.00	7/12/2010 10:51:54 AM
qtmspin	$25.00	$25.00	7/12/2010 10:53:16 AM
moola-man	$30.00	$30.00	7/12/2010 10:54:32 AM
ichibon	$100.00	$100.00	7/12/2010 10:54:54 AM
anders94	$25.00	$25.00	7/12/2010 10:54:25 AM
villagers	$25.00	$25.00	7/12/2010 10:54:41 AM
brightest-affluence-motivator	$100.00	$100.00	7/12/2010 10:55:06 AM
moneybags16	$25.00	$25.00	7/14/2010 8:24:30 PM
crdcteng	$50.00	$50.00	7/15/2010 2:04:09 PM
truth-willow	$25.16	$25.16	7/16/2010 10:24:56 AM
Long-term2040	$25.00	$25.00	7/16/2010 8:39:37 PM
joetrish	$50.00	$50.00	7/16/2010 9:05:50 PM
lucrative-coin	$50.00	$50.00	7/17/2010 10:06:06 AM
Rivermaverick	$25.00	$25.00	7/17/2010 5:54:37 PM
portfolio-turbine	$25.00	$25.00	7/17/2010 6:16:07 PM
groovychick	$25.00	$25.00	7/18/2010 6:42:24 AM
alvinsl	$25.00	$25.00	7/18/2010 11:25:18 AM
CBTW	$25.00	$25.00	7/18/2010 1:47:05 PM
PalmerTheEmbalmer	$30.00	$30.00	7/18/2010 1:54:31 PM
wild-orange	$50.00	$50.00	7/19/2010 9:49:51 AM
61 bids
Borrower Payment Dependent Notes Series 467649
This series of Notes was issued and sold upon the funding of the borrower loan #43792, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-20-2010
				Auction end date:	Jul-27-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$74.23
Final lender yield:	17.90%	Final borrower rate/APR:	18.90% / 21.12%	Final monthly payment:	$73.21

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.91%
Lender servicing fee:	1.00%	Estimated return:	10.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 4	First credit line:	Mar-1990	Debt/Income ratio:	30%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	10y 11m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$7,353	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	vigilance-attraction0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying on two important bills.
Purpose of loan:
This loan will be used to pay on two of my most important loans, my Home/Auto.????

My financial situation:
I am a good candidate for this loan because, I have been a Teacher/Coach going on my 12th year.?

Monthly net income: $ 3,800

Monthly expenses: $
??Housing: $ 791.14
??Insurance: $ 50.00
??Car expenses: $ 627.84
??Utilities: $ 100.00
??Phone, cable, internet: $ 94.00
??Food, entertainment: $ 160.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

credit-panda1	$25.00	$25.00	7/21/2010 9:02:42 AM
lucrative-coin	$50.00	$30.33	7/25/2010 10:34:41 AM
astra-lender	$50.00	$50.00	7/26/2010 5:12:40 PM
Doohickey415	$25.00	$25.00	7/26/2010 8:47:01 PM
jybank	$25.00	$25.00	7/26/2010 10:30:23 PM
bitano	$50.00	$50.00	7/27/2010 8:04:48 AM
social-zebra	$25.00	$25.00	7/27/2010 8:44:07 AM
Bidwinner08	$62.41	$62.41	7/27/2010 9:41:39 AM
Investor_83	$25.26	$25.26	7/27/2010 1:09:19 PM
businessguy29	$25.00	$25.00	7/27/2010 2:47:52 PM
leverage-monger	$25.00	$25.00	7/27/2010 1:45:52 PM
wlm3012	$25.00	$25.00	7/27/2010 1:48:19 PM
LARRY4NY	$25.00	$25.00	7/27/2010 2:52:34 PM
WeR5A	$25.00	$25.00	7/27/2010 3:15:02 PM
gerinurse	$150.00	$150.00	7/24/2010 6:44:38 AM
isshoni888	$25.00	$25.00	7/24/2010 1:24:49 PM
ethicalhumanist	$25.00	$25.00	7/24/2010 5:29:30 PM
brightest-dignified-penny	$25.00	$25.00	7/26/2010 10:38:57 AM
capital-kingdom	$25.00	$25.00	7/26/2010 5:28:35 PM
patriot384	$200.00	$200.00	7/27/2010 4:37:17 AM
loan-adventurer7	$25.00	$25.00	7/26/2010 11:08:54 PM
Taho	$50.00	$50.00	7/27/2010 8:06:48 AM
amlu1988	$25.00	$25.00	7/27/2010 7:18:23 AM
PeterPsych	$900.00	$900.00	7/27/2010 11:52:13 AM
wild-orange	$25.00	$25.00	7/27/2010 3:03:46 PM
myduck	$30.00	$30.00	7/27/2010 3:16:27 PM
CACO_Bank	$27.00	$27.00	7/27/2010 3:45:52 PM
wwwUniversal	$25.00	$25.00	7/27/2010 3:53:33 PM
28 bids
Borrower Payment Dependent Notes Series 467917
This series of Notes was issued and sold upon the funding of the borrower loan #43801, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-23-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$86.66
Final lender yield:	8.30%	Final borrower rate/APR:	9.30% / 11.40%	Final monthly payment:	$79.85

Auction yield range:	3.93% - 14.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 3	First credit line:	Jun-1991	Debt/Income ratio:	19%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	1	Current / open credit lines:	5 / 3	Length of status:	11y 10m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$625	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	anthonysanto	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	29 ( 100% )	760-779 (Latest)
Principal borrowed:	$17,000.00	< 31 days late:	0 ( 0% )	740-759 (Feb-2010) 760-779 (Sep-2008) 800-819 (Jan-2008) 820-839 (Jul-2007)
Principal balance:	$6,522.42	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
For a dental procedure
Purpose of loan:
I will be using this loan to pay for a dental procedure.
My financial situation:
I have been working for the same employer for 12 years now, business has been picking up there recently.? The delinquencies in my credit reflect a nasty divorce I went through a couple of years ago where I was forced to short sale on my home,? other then that my credit has been?well maintained?over the course of my life.? This is the third prosper loan I have applied for in the last 5 years, I?have never defaulted or made a late payment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

encore739	$25.00	$25.00	7/30/2010 11:28:34 AM
Aberdeen	$400.00	$400.00	7/26/2010 1:53:29 PM
loanman2007	$200.00	$200.00	7/27/2010 5:16:57 AM
WeR5A	$25.00	$25.00	7/27/2010 3:11:53 PM
boynumber1	$25.00	$25.00	7/27/2010 3:27:52 PM
khamlagirl	$25.00	$25.00	7/27/2010 6:18:50 PM
exchange-dreams	$25.00	$25.00	7/27/2010 7:43:20 PM
jsnryn	$25.00	$25.00	7/28/2010 6:48:51 AM
emmeyP	$25.00	$25.00	7/28/2010 12:43:28 PM
heerzaquestion	$25.00	$25.00	7/29/2010 8:55:08 AM
mrnazraq	$50.00	$50.00	7/29/2010 9:41:52 AM
Loan2save	$35.14	$35.14	7/29/2010 12:20:01 PM
grampy48	$25.00	$25.00	7/29/2010 1:34:48 PM
BradyKP	$40.00	$40.00	7/29/2010 3:57:44 PM
rockhound84	$25.00	$25.00	7/29/2010 4:56:50 PM
BlessedEveryDay	$25.00	$25.00	7/29/2010 8:48:33 PM
poster177	$50.00	$50.00	7/29/2010 11:26:57 PM
redrose1518	$30.00	$30.00	7/30/2010 9:51:17 AM
a_andy	$25.00	$25.00	7/30/2010 11:05:37 AM
cash-spinner	$25.00	$25.00	7/30/2010 11:19:00 AM
CACO_Bank	$25.00	$16.19	7/30/2010 12:13:19 PM
wild-orange	$50.00	$50.00	7/30/2010 1:26:55 PM
Barrayaran	$25.00	$25.00	7/30/2010 2:09:32 PM
LittleMingo	$30.00	$30.00	7/23/2010 7:07:04 PM
Aberdeen	$400.00	$400.00	7/24/2010 2:58:27 AM
MoneyForNothing	$37.98	$37.98	7/23/2010 9:16:41 PM
vine99	$75.00	$75.00	7/24/2010 2:17:22 PM
atomantic	$25.00	$25.00	7/28/2010 3:53:47 PM
Johnab	$50.00	$50.00	7/28/2010 5:53:14 PM
SpotLending	$25.00	$25.00	7/28/2010 8:41:00 PM
leverage-tsunami	$25.00	$25.00	7/29/2010 9:08:37 AM
shrewd-income	$100.00	$100.00	7/29/2010 11:06:01 AM
McDeeter	$25.00	$25.00	7/29/2010 11:29:48 AM
Dskillz	$30.00	$30.00	7/29/2010 2:37:31 PM
best-listing-toro	$25.00	$25.00	7/29/2010 2:41:07 PM
BlueSharp	$25.00	$25.00	7/29/2010 2:45:39 PM
ken168	$45.44	$45.44	7/29/2010 3:13:18 PM
JohnSmith10	$25.00	$25.00	7/29/2010 6:15:49 PM
ethicalhumanist	$25.00	$25.00	7/29/2010 6:23:35 PM
aafg69	$25.00	$25.00	7/29/2010 6:54:23 PM
Dollars4Rent	$25.00	$25.00	7/29/2010 8:09:34 PM
bear01	$30.00	$30.00	7/29/2010 7:51:50 PM
LoveVA	$25.00	$25.00	7/30/2010 8:15:38 AM
note-pursuit	$25.00	$25.00	7/30/2010 9:11:01 AM
Saab93	$25.00	$25.00	7/30/2010 10:43:13 AM
kind-credit-nirvana	$25.00	$25.00	7/30/2010 11:49:31 AM
blue-useful-auction	$25.00	$25.00	7/30/2010 1:12:54 PM
alphabet76	$25.00	$25.00	7/30/2010 12:45:27 PM
martymaniaman	$50.00	$50.00	7/30/2010 1:30:37 PM
wise-blazing-currency	$30.25	$30.25	7/30/2010 1:36:01 PM
50 bids
Borrower Payment Dependent Notes Series 469237
This series of Notes was issued and sold upon the funding of the borrower loan #43807, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1997	Debt/Income ratio:	19%
Credit score:	720-739 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 3	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 4	Revolving credit balance:	$379	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	19	Bankcard utilization:	25%
		Homeownership:	Yes
Screen name:	friendly-silver1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement
Purpose of loan:
This loan will be used to?
remodel kitchen
My financial situation:
My wife had brain surgery in 2006.?? She can not work .? I promised her before the surgery that we will get the kitchen remodled.??I have listed this listing for the fourth time.? My family has helped me as much as they can.??If any one out there can help me get this loan, it wll be greatly appreciated.??Thanks.
onthly net income: $ 2800

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 70
??Car expenses: $ 389
??Utilities: $ 185
??Phone, cable, internet: $ 0 (work for cable company)
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$25.00	$25.00	7/30/2010 10:23:13 AM
copper	$30.00	$30.00	7/30/2010 10:21:57 AM
orange-preeminant-bill	$100.00	$100.00	7/30/2010 10:28:15 AM
simplelender80	$50.00	$50.00	7/30/2010 10:43:05 AM
deal-secret-agent	$25.00	$25.00	7/30/2010 10:49:46 AM
porwestco	$25.00	$25.00	7/30/2010 10:52:14 AM
metro457	$40.00	$40.00	7/30/2010 10:43:35 AM
puifais	$25.00	$25.00	7/30/2010 10:45:06 AM
asiaratt	$50.00	$50.00	7/30/2010 10:45:30 AM
patriot897	$25.00	$25.00	7/30/2010 10:46:59 AM
Rattlehead	$25.00	$25.00	7/30/2010 10:48:16 AM
enthusiastic-balance5	$50.00	$50.00	7/30/2010 10:48:37 AM
loyalist1	$50.00	$50.00	7/30/2010 11:02:05 AM
authoritative-platinum7	$25.00	$25.00	7/30/2010 11:08:56 AM
Palacios	$50.00	$50.00	7/30/2010 11:39:38 AM
Havana21	$25.00	$25.00	7/30/2010 12:06:05 PM
Cre8iveCash	$25.00	$25.00	7/30/2010 12:15:24 PM
zorg77	$25.00	$25.00	7/30/2010 12:09:30 PM
reflective-rupee	$25.00	$25.00	7/30/2010 1:18:18 PM
balanced-bill7	$50.00	$50.00	7/30/2010 2:59:23 PM
kaykarun	$25.00	$25.00	7/31/2010 3:06:12 PM
Artist_Blue	$25.00	$25.00	7/30/2010 10:22:41 AM
treasure-bliss	$100.00	$100.00	7/30/2010 10:28:01 AM
kidsskipp	$25.00	$25.00	7/30/2010 10:44:45 AM
balance-handshake7	$25.00	$25.00	7/30/2010 10:46:35 AM
worthy-bid8	$50.00	$50.00	7/30/2010 10:47:22 AM
speedy-point	$25.00	$25.00	7/30/2010 10:41:02 AM
financial-frenzy	$25.00	$25.00	7/30/2010 10:51:06 AM
personal-lender	$25.00	$25.00	7/30/2010 10:51:39 AM
tech310	$75.00	$75.00	7/30/2010 10:54:59 AM
reward-adventure	$30.00	$30.00	7/30/2010 10:46:10 AM
igotmoney	$25.00	$25.00	7/30/2010 10:50:10 AM
mtp	$50.00	$50.00	7/30/2010 11:04:02 AM
VBAces	$25.00	$25.00	7/30/2010 11:01:07 AM
TheYellowDart	$25.00	$25.00	7/30/2010 11:10:19 AM
WalnutCreekguy	$25.00	$25.00	7/30/2010 11:12:11 AM
newgroom422	$25.00	$25.00	7/30/2010 11:14:28 AM
orange-courageous-dedication	$30.00	$30.00	7/30/2010 11:17:57 AM
BenOrt	$25.00	$25.00	7/30/2010 11:12:57 AM
affluence-tycoon	$25.00	$25.00	7/30/2010 12:12:39 PM
klinebarger	$25.00	$25.00	7/30/2010 12:15:05 PM
diplomatic-wealth7	$25.00	$25.00	7/30/2010 12:10:05 PM
the-productive-agreement	$25.00	$25.00	7/30/2010 12:11:37 PM
sunny-cash4	$25.00	$25.00	7/30/2010 1:53:36 PM
AlexTrep	$25.00	$25.00	7/30/2010 2:40:05 PM
marwadi-62	$50.00	$50.00	7/30/2010 7:08:59 PM
astute-dollar	$50.00	$50.00	7/31/2010 5:15:52 AM
shrewd-truth1	$25.00	$25.00	7/31/2010 8:05:26 AM
beakerfish	$300.00	$270.00	7/31/2010 4:53:59 PM
wwwUniversal	$25.00	$25.00	7/31/2010 5:04:00 PM
GS-ROCK	$25.00	$25.00	8/1/2010 6:14:32 AM
51 bids
Borrower Payment Dependent Notes Series 469239
This series of Notes was issued and sold upon the funding of the borrower loan #43847, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-04-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1989	Debt/Income ratio:	8%
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 7	Length of status:	30y 9m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$6,501	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Bankcard utilization:	52%
		Homeownership:	No
Screen name:	newest-honorable-return	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Payday loans
Purpose of loan:
This loan will be used to?
Consolidate payday loans
My financial situation:
I am a good candidate for this loan because? I can make the monthly payment

Monthly net income: $ 2,800

Monthly expenses: $
??Housing: $ 1,500
??Insurance: $ 400 yearly
??Car expenses: $ none paid off
??Utilities: $ 60 monthly
??Phone, cable, internet: $ 129.00 monthly
??Food, entertainment: $ 50.00 every two weeks
??Clothing, household expenses $ 30 monthly
??Credit cards and other loans: $?200.00 every two weeks
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: hi, what are the terms of payday loans? Why did you use them? What will be done to avoid use in future? thanks! - shrewd-income
A: The terms were paying them in full on your next payday. If not you would roll them over and just pay the interest each time. One loan was 360.00 every two weeks with no paydown on the princfple I will definetely not use them in the future!! You can't keep them up. I used one payday loan for a emergency(car repair 1,200) But I WILL NOT EVER USE PAYDAY LOANS AGAIN! They sure can trap you Thank you (Aug-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

copper	$30.00	$30.00	7/30/2010 10:21:56 AM
orange-preeminant-bill	$100.00	$100.00	7/30/2010 10:28:14 AM
balance-handshake7	$25.00	$25.00	7/30/2010 10:46:34 AM
worthy-bid8	$50.00	$50.00	7/30/2010 10:47:21 AM
financial-frenzy	$25.00	$25.00	7/30/2010 10:51:05 AM
porwestco	$25.00	$25.00	7/30/2010 10:52:15 AM
metro457	$40.00	$40.00	7/30/2010 10:43:34 AM
asiaratt	$50.00	$50.00	7/30/2010 10:45:30 AM
tech310	$75.00	$75.00	7/30/2010 10:54:59 AM
Rattlehead	$25.00	$25.00	7/30/2010 10:48:14 AM
enthusiastic-balance5	$50.00	$50.00	7/30/2010 10:48:36 AM
deal-secret-agent	$25.00	$25.00	7/30/2010 10:49:45 AM
WalnutCreekguy	$25.00	$25.00	7/30/2010 11:12:09 AM
Palacios	$50.00	$50.00	7/30/2010 11:39:37 AM
diplomatic-wealth7	$25.00	$25.00	7/30/2010 12:10:05 PM
klinebarger	$25.00	$25.00	7/30/2010 12:15:05 PM
affluence-tycoon	$25.00	$25.00	7/30/2010 12:12:40 PM
balanced-bill7	$50.00	$50.00	7/30/2010 2:59:23 PM
the-productive-agreement	$25.00	$25.00	7/30/2010 7:14:11 PM
kaykarun	$25.00	$25.00	7/31/2010 3:06:13 PM
poeman	$25.00	$25.00	7/31/2010 5:11:45 PM
summerlander	$25.00	$25.00	8/1/2010 8:29:16 AM
scoobiedoo	$25.00	$25.00	8/1/2010 1:04:36 PM
cablenews	$25.00	$25.00	8/1/2010 1:49:20 PM
finance-prescription	$25.00	$25.00	8/1/2010 6:54:21 PM
the-silver-blaster	$50.00	$50.00	8/1/2010 6:36:18 PM
ksubd	$50.00	$50.00	8/1/2010 10:00:34 PM
cash-spark3	$25.00	$25.00	8/2/2010 3:04:21 AM
kind-bill-supporter	$50.00	$50.00	8/2/2010 7:39:59 AM
ferocious-exchange3	$25.00	$25.00	8/2/2010 8:54:56 AM
Interstate_Rate	$28.21	$28.21	8/2/2010 10:04:29 AM
chkrvrty	$25.00	$25.00	8/2/2010 10:16:11 AM
new-peso-concerto	$56.49	$56.49	8/2/2010 10:02:07 AM
precious-coin3	$25.00	$25.00	8/2/2010 12:52:54 PM
nickel-position	$25.00	$25.00	8/2/2010 1:43:45 PM
wwwUniversal	$25.00	$25.00	8/2/2010 10:31:29 PM
magnolia161	$50.00	$50.00	8/3/2010 7:50:48 AM
microlender67	$50.00	$50.00	8/3/2010 12:06:52 PM
irrelevant	$25.00	$0.30	8/3/2010 2:51:13 PM
mckhbnpc	$25.00	$25.00	8/3/2010 9:03:24 PM
Artist_Blue	$25.00	$25.00	7/30/2010 10:22:41 AM
Comoparklender	$25.00	$25.00	7/30/2010 10:23:13 AM
treasure-bliss	$100.00	$100.00	7/30/2010 10:28:01 AM
speedy-point	$25.00	$25.00	7/30/2010 10:41:03 AM
simplelender80	$50.00	$50.00	7/30/2010 10:43:04 AM
kidsskipp	$25.00	$25.00	7/30/2010 10:44:44 AM
puifais	$25.00	$25.00	7/30/2010 10:45:07 AM
reward-adventure	$30.00	$30.00	7/30/2010 10:46:11 AM
patriot897	$25.00	$25.00	7/30/2010 10:46:58 AM
igotmoney	$25.00	$25.00	7/30/2010 10:50:11 AM
personal-lender	$25.00	$25.00	7/30/2010 10:51:41 AM
VBAces	$25.00	$25.00	7/30/2010 11:01:06 AM
mtp	$50.00	$50.00	7/30/2010 11:04:03 AM
TheYellowDart	$25.00	$25.00	7/30/2010 11:10:20 AM
BenOrt	$25.00	$25.00	7/30/2010 11:12:52 AM
newgroom422	$25.00	$25.00	7/30/2010 11:14:29 AM
authoritative-platinum7	$25.00	$25.00	7/30/2010 11:08:54 AM
orange-courageous-dedication	$30.00	$30.00	7/30/2010 11:17:56 AM
Havana21	$25.00	$25.00	7/30/2010 12:06:04 PM
zorg77	$25.00	$25.00	7/30/2010 12:09:31 PM
gain-bridge	$25.00	$25.00	7/30/2010 12:15:13 PM
AlexTrep	$25.00	$25.00	7/30/2010 2:40:04 PM
randsenterprise	$25.00	$25.00	7/30/2010 2:41:04 PM
Cre8iveCash	$25.00	$25.00	7/30/2010 6:30:45 PM
astute-dollar	$50.00	$50.00	7/31/2010 5:15:51 AM
PRGuyinVA	$25.00	$25.00	7/31/2010 12:00:33 PM
soulful-truth	$25.00	$25.00	7/31/2010 1:24:27 PM
lilgates26	$25.00	$25.00	7/31/2010 6:29:20 PM
lendme2	$25.00	$25.00	8/1/2010 1:14:10 AM
sympathetic-asset	$25.00	$25.00	8/1/2010 10:25:14 AM
BeanCownter	$100.00	$100.00	8/1/2010 9:09:32 AM
the-purposeful-principal	$25.00	$25.00	8/1/2010 7:19:19 AM
inspiring-reward	$100.00	$100.00	8/1/2010 10:54:29 AM
MetraLynn	$25.00	$25.00	8/1/2010 2:12:16 PM
shrewd-truth1	$25.00	$25.00	8/1/2010 6:50:53 PM
bulabula	$25.00	$25.00	8/1/2010 4:09:24 PM
richrobe	$25.00	$25.00	8/1/2010 4:44:25 PM
first-serene-credit	$25.00	$25.00	8/1/2010 5:11:53 PM
dedication-accruer	$50.00	$50.00	8/2/2010 9:41:37 AM
pythia	$25.00	$25.00	8/2/2010 10:54:53 AM
Blends	$35.00	$35.00	8/2/2010 12:54:26 PM
Cybercusp	$25.00	$25.00	8/2/2010 5:34:33 PM
ramst41	$100.00	$100.00	8/2/2010 10:17:30 PM
CASSHMAN	$75.00	$75.00	8/3/2010 7:52:31 PM
market-pudding	$25.00	$25.00	8/4/2010 4:14:19 AM
85 bids
Borrower Payment Dependent Notes Series 469319
This series of Notes was issued and sold upon the funding of the borrower loan #43810, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,424.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-04-2010

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.97%	Starting monthly payment:	$52.20
Final lender yield:	14.03%	Final borrower rate/APR:	15.03% / 18.91%	Final monthly payment:	$49.38

Auction yield range:	5.93% - 18.00%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1984	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,554	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	powerful-diversification3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Back to (music) school
Purpose of loan:
I was a professional musician in my twenties.
Backed up alot of celebrity artists?in concert and studio.
Left the biz for a real/steady ?job ...LOL.... in my degree'd profession.
Want to play again but rusty.
Need tuition and a bass amplifier setup.
Have an awesome bass guitar already with headphone practice amp.
Local campus of "School of Rock" will train/refresh/teach more up to date technique/assemble a band for local work.
They have an adult program.
Will also keep my day job.
All I need is your trust that I will repay, as I NEVER have
failed to repay a loan, Big or small.? My credit report proves this.

My financial situation:
I am a very good candidate for this loan because
I have never defaulted on any loan and never will.
I pride myself on my honesty. Folks that know me personally
know that my word is as good as gold.

My job is extremely secure and recession proof.
I have never been laid off or fired from a job.

Monthly net income: $?3000 to?3900 with?commissions etc,?sometimes more

Monthly expenses: $
??Housing: $ 1172
??Insurance: $ 85
??Car expenses: $ 346
??Utilities: $ 97
??Phone, cable, internet: $ 48
??Food, entertainment: $?300
??Clothing, household expenses $ 100
??Credit cards and other loans: $?600
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Approved	$38.57	$38.57	7/30/2010 3:04:11 PM
loyalist1	$100.00	$100.00	7/30/2010 3:08:11 PM
credit-kahuna	$50.00	$50.00	7/30/2010 3:10:02 PM
rmbot	$25.00	$25.00	7/30/2010 5:24:12 PM
atomantic	$25.00	$25.00	7/31/2010 9:00:21 AM
BeanCownter	$150.00	$150.00	7/31/2010 6:54:05 PM
outofoffice	$57.76	$57.76	8/1/2010 2:11:14 PM
etinkrad	$40.72	$40.72	8/2/2010 7:39:25 AM
LittleRhody07	$25.00	$25.00	8/2/2010 7:53:08 AM
finance-elevator	$25.00	$25.00	8/2/2010 12:45:51 PM
dpries123	$25.00	$25.00	8/2/2010 12:53:06 PM
ToweringDan	$75.00	$75.00	8/2/2010 8:49:02 PM
sadhikari	$25.00	$25.00	8/2/2010 8:21:34 PM
Lender0307	$25.00	$25.00	8/2/2010 9:54:38 PM
ramst41	$100.00	$100.00	8/2/2010 9:23:09 PM
JustMee	$25.00	$25.00	8/3/2010 8:16:03 AM
Brown98	$25.00	$25.00	8/3/2010 9:51:37 AM
Sol_Invictus	$25.00	$25.00	8/3/2010 10:28:30 AM
veropierre	$25.00	$25.00	8/3/2010 11:31:42 AM
vigorous-moola	$36.00	$36.00	8/3/2010 11:59:25 AM
dmk2006	$25.00	$25.00	8/3/2010 2:56:20 PM
rome1426	$25.00	$25.00	8/3/2010 2:11:05 PM
dynrep	$25.00	$25.00	7/30/2010 3:10:17 PM
wise-intuitive-treasure	$25.00	$25.00	7/30/2010 4:37:36 PM
Cliffie83	$25.00	$25.00	7/30/2010 8:47:50 PM
Peterman	$30.00	$30.00	7/31/2010 8:52:08 PM
Littlepeng	$25.00	$25.00	8/1/2010 8:47:42 AM
rockhound84	$25.00	$25.00	8/2/2010 5:04:10 AM
interstellar	$50.00	$50.00	8/2/2010 4:06:02 PM
principal-bull	$25.00	$25.00	8/2/2010 5:17:25 PM
Joshua_E	$25.00	$25.00	8/3/2010 11:15:06 AM
hunterMG	$25.00	$25.00	8/3/2010 3:59:32 PM
dogbait	$50.00	$50.00	8/3/2010 5:39:53 PM
beakerfish	$250.00	$120.95	8/3/2010 6:35:20 PM
34 bids
Borrower Payment Dependent Notes Series 466982
This series of Notes was issued and sold upon the funding of the borrower loan #43804, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-26-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	22.00%	Final borrower rate/APR:	23.00% / 25.28%	Final monthly payment:	$77.42

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.53%
Lender servicing fee:	1.00%	Estimated return:	11.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 4	First credit line:	Aug-1999	Debt/Income ratio:	23%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,575	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	economy-baby3	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Adoption Expense
Purpose of loan:
This loan will be used to? Pay for adoption expense

My financial situation:
I am a good candidate for this loan because? I am current on all my bills and understand that by getting this loan I will make it my top priority to pay the prosper community back.

Monthly net income: $2000

Monthly expenses: $1600
??Housing: $ 940
??Insurance: $ Paid by husband
? Car: Paid off?
??Utilities: $ Paid by husband
??Phone, cable, internet: $ Paid by husband
??Food, entertainment: $300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 60
Information in the Description is not verified.
Friends And Family Winning Bids
Gregger has bid a total of $72.98 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Hi there, could you explain the delinquencies in your record? Thanks and good luck with this loan and adoption! - green-rapid-openness
A: I had been laid off from several jobs that I had and I was going to college. When I was able to find work during that time, I wasn't making much money. I have since found a great employer and have been with them for 4.5 years. (Jul-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EngineersAlliance	$150.00	$150.00	7/19/2010 5:11:03 PM
Gregger	$31.34	$31.34	7/20/2010 1:33:59 PM
alexgalt	$100.00	$100.00	7/20/2010 1:38:28 PM
aurorafinancial	$50.00	$50.00	7/20/2010 1:39:07 PM
wonderlandkat	$25.00	$25.00	7/20/2010 5:29:01 PM
green-rapid-openness	$50.00	$50.00	7/22/2010 7:35:42 AM
onecooldrink	$25.00	$25.00	7/23/2010 3:58:55 AM
Gregger	$41.64	$41.64	7/23/2010 11:19:27 AM
ASG_NECO	$41.47	$41.47	7/23/2010 10:38:27 PM
Maetryx	$42.92	$42.92	7/24/2010 5:24:01 AM
precious-coin3	$25.00	$25.00	7/23/2010 5:30:56 PM
PeterPsych	$500.00	$156.86	7/23/2010 5:33:47 PM
Pu239	$60.00	$60.00	7/23/2010 9:02:06 PM
trade-elm	$25.00	$25.00	7/25/2010 7:09:44 AM
ultimate-peace	$150.00	$150.00	7/26/2010 2:11:45 PM
lucrative-coin	$50.00	$50.00	7/26/2010 2:48:47 PM
lucrative-coin	$50.00	$50.00	7/26/2010 2:39:40 PM
investment-cluster	$25.00	$25.00	7/26/2010 3:29:54 PM
patriot384	$100.00	$100.00	7/26/2010 3:28:25 PM
financial-frenzy	$25.00	$25.00	7/26/2010 3:45:56 PM
wwwUniversal	$25.00	$25.00	7/26/2010 4:05:22 PM
kalihan42	$25.00	$25.00	7/26/2010 4:41:40 PM
Nerdster1	$25.01	$25.01	7/26/2010 4:42:59 PM
AlexTrep	$25.00	$25.00	7/20/2010 4:39:22 PM
transaction-circuit	$25.00	$25.00	7/22/2010 5:56:43 PM
Megaton	$25.00	$25.00	7/23/2010 6:03:16 AM
Glenn_Graham	$25.00	$25.00	7/22/2010 4:47:01 PM
marwadi-62	$100.00	$100.00	7/22/2010 7:46:02 PM
draggon77	$25.00	$25.00	7/23/2010 5:09:00 PM
CoolPlexer	$25.00	$25.00	7/23/2010 6:11:08 PM
PadreAyudate	$25.64	$25.64	7/24/2010 7:36:54 AM
brondero	$55.00	$55.00	7/24/2010 9:21:01 AM
Rosencranz	$25.00	$25.00	7/24/2010 3:49:56 PM
peso-miser	$28.77	$28.77	7/24/2010 4:09:31 PM
portfolio-turbine	$25.00	$25.00	7/24/2010 12:27:10 PM
vine99	$40.00	$40.00	7/25/2010 4:55:26 PM
MONEY_IN_THE_BANK	$25.00	$25.00	7/26/2010 2:30:58 PM
cbivitz	$200.00	$200.00	7/26/2010 2:56:29 PM
power-forte	$26.35	$26.35	7/26/2010 2:58:00 PM
39 bids
Borrower Payment Dependent Notes Series 467138
This series of Notes was issued and sold upon the funding of the borrower loan #43789, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-26-2010

Starting lender yield:	28.99%	Starting borrower rate/APR:	29.99% / 32.37%	Starting monthly payment:	$84.89
Final lender yield:	28.99%	Final borrower rate/APR:	29.99% / 32.37%	Final monthly payment:	$84.89

Auction yield range:	10.93% - 28.99%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 1	First credit line:	Jul-1986	Debt/Income ratio:	26%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	3	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	21y 9m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$51,219	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	AAAInvestments	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Emergency Vehicle Repairs
Purpose of loan:
Payoff Emergency Transmission repairs

My financial situation:
I am a good candidate for this loan because because I pay on time.
Never had a BK. NOTE: I INTEND TO PAY THIS OFF IN 12 MONTHS OR LESS. PROSPER HAS a 36 month period minimum.
Also I was approved for a 26% rate, but chose to offer a higher % of 29.99% to fund this quickly.

Monthly net income: $ 9459

Monthly expenses: $
??Housing: $ 1800
??Insurance: $ 1000
??Car expenses: $ 500
??Utilities: $ 100
??Phone, cable, internet: $ 250
??Food, entertainment: $ 1000
??Clothing, household expenses $ 1000
??Credit cards and other loans: $ 3000
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain your high revolving debt level. Thanks and best wishes. - reflective-rupee
A: Hi, Thanks for your question. I have 4 closed credit card and lines...2 of them the companies went out of business (Advanta) and (MBNA) and the others, he companies dont like the fact that I carry high balances. My Amex limit was reduced from 20K to 1.5K for Sign and Travel. No lates whatsoever. The other credit lines I have do not have enough credit on them to cover this expense. Otherwise I'd have a credit available to pay for the complete repairs to my vehicle, and would not need this. (Jul-21-2010)
Q: What exactly is your occupation? - RecoveryLender
A: I'm an Education Manager for a high tech computer computer. Been doing the same job for 15 years, in the same company for 22 years. (Jul-26-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

TaoPooh	$25.00	$25.00	7/19/2010 5:07:05 PM
cognizant-rate732	$50.00	$50.00	7/19/2010 5:19:58 PM
Jester8967	$50.00	$50.00	7/19/2010 5:25:09 PM
AlexTrep	$25.00	$25.00	7/20/2010 4:39:25 PM
reflective-rupee	$25.00	$25.00	7/21/2010 2:14:39 PM
smart-gain	$39.56	$39.56	7/22/2010 2:52:22 AM
well-mannered-income3	$40.00	$40.00	7/21/2010 9:27:05 PM
nilonc1	$50.00	$50.00	7/22/2010 11:31:02 PM
mrxtravis	$25.00	$25.00	7/23/2010 9:16:57 AM
muirheaj	$25.00	$25.00	7/23/2010 12:30:06 PM
mercuriant	$25.00	$25.00	7/24/2010 3:10:25 AM
brondero	$35.00	$35.00	7/24/2010 9:34:21 AM
green-thoughtful-yield	$37.34	$37.34	7/24/2010 10:06:54 AM
Glenn_Graham	$25.00	$25.00	7/25/2010 8:28:43 AM
wattboy	$27.84	$27.84	7/25/2010 4:07:41 PM
ethicalhumanist	$25.00	$25.00	7/24/2010 4:01:39 PM
Free-the-usa-1776	$30.00	$30.00	7/24/2010 11:00:07 PM
bold-attentive-listing	$25.00	$25.00	7/25/2010 4:42:58 PM
Runegeld	$49.51	$49.51	7/26/2010 4:35:44 AM
love2garden	$27.52	$27.52	7/26/2010 6:45:42 AM
RyanM561	$25.00	$25.00	7/26/2010 7:28:56 AM
shrewd-income	$100.00	$100.00	7/26/2010 9:59:42 AM
moola-monger9	$100.00	$100.00	7/26/2010 10:05:05 AM
lively-exchange	$41.82	$41.82	7/26/2010 10:52:52 AM
sturdy-peace9	$75.00	$75.00	7/26/2010 11:07:08 AM
btormc5	$30.00	$30.00	7/26/2010 11:28:40 AM
Gobsek	$25.00	$25.00	7/26/2010 12:08:50 PM
partyplan	$40.00	$40.00	7/26/2010 12:30:17 PM
auction-chomper4	$25.00	$25.00	7/26/2010 1:04:10 PM
loyaltyologist	$25.00	$25.00	7/26/2010 1:52:29 PM
Toastmaster007	$25.00	$25.00	7/26/2010 2:15:04 PM
blue-useful-auction	$25.00	$16.79	7/26/2010 2:40:36 PM
leverage-monger	$75.00	$75.00	7/26/2010 3:02:52 PM
dadalou	$25.00	$25.00	7/26/2010 3:08:00 PM
wild-orange	$25.00	$25.00	7/26/2010 3:06:31 PM
top-courteous-peso	$25.00	$25.00	7/19/2010 5:32:50 PM
admirable-loyalty	$25.00	$25.00	7/21/2010 3:36:23 PM
zone6	$100.00	$100.00	7/21/2010 10:33:45 PM
well-mannered-income3	$25.00	$25.00	7/22/2010 10:06:55 AM
Credit4Talent	$25.00	$25.00	7/23/2010 9:43:31 AM
murspot	$25.00	$25.00	7/23/2010 3:13:16 PM
E-B	$50.00	$50.00	7/24/2010 3:07:32 AM
b-rent	$25.00	$25.00	7/24/2010 7:41:41 AM
LKCGICG	$25.00	$25.00	7/24/2010 10:15:23 PM
pietro_torna_indietro	$25.55	$25.55	7/24/2010 7:58:40 PM
newstar2000	$25.00	$25.00	7/26/2010 6:57:34 AM
mckhbnpc	$30.00	$30.00	7/26/2010 8:00:42 AM
dynrep	$25.00	$25.00	7/26/2010 8:27:19 AM
NekHoldings	$25.00	$25.00	7/26/2010 9:04:02 AM
leverage-monger	$50.00	$50.00	7/26/2010 9:24:35 AM
bmw2	$100.00	$100.00	7/26/2010 11:04:25 AM
social-zebra	$26.00	$26.00	7/26/2010 11:41:13 AM
MONEY_IN_THE_BANK	$25.00	$25.00	7/26/2010 2:34:05 PM
DMKAssetManagement	$28.07	$28.07	7/26/2010 2:59:12 PM
54 bids
Borrower Payment Dependent Notes Series 467542
This series of Notes was issued and sold upon the funding of the borrower loan #43838, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-20-2010
				Auction end date:	Jul-27-2010

Starting lender yield:	25.33%	Starting borrower rate/APR:	26.33% / 28.65%	Starting monthly payment:	$80.93
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 24.26%	Final monthly payment:	$76.38

Auction yield range:	10.93% - 25.33%	Estimated loss impact:	10.51%
Lender servicing fee:	1.00%	Estimated return:	10.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 2	First credit line:	Mar-2004	Debt/Income ratio:	33%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	preeminant-moola	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me move to a safe home
Purpose of loan:
Hello there, my name is E. C.; A young professional asking for some extra help. I am an audio engineer at a post production facility; I work on independent films and documentaries as well as television programs and commercials. Currently, I live in a marginal area, at times, safety can be a concern. I have a wonderful opportunity to move to a far safer location at the same rent I am paying now. The catch is, my deposit will be quite expensive; totaling 1800 dollars. I am asking to borrow 2000 to cover both deposit and moving costs. I am also interested in building up my credit, which would happen if I had a Prosper loan. I have always been a responsible person. I am diligent about paying my bills on time, every time. To feel safe in a new home would be a dream come true for me. I would be honored if you took my listing into consideration and gave me the opportunity to improve my life.
Thank you so much
-E

My financial situation:
I am a great candidate for this loan because I have a good, stable job. Also, I am a responsible person and I pay my bills on time.

Monthly net income: $ 1800

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 0
??Car expenses/Transportation: $ 220
??Utilities: $ 60
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 20
??Credit cards and other loans: $
??Other expenses: $ 80
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: ?what is it about the home you live in that is not safe.? - USFoundation
A: HI there. I live in East Oakland, CA and am looking to move to El Cerrito, CA. I use public transportation to go to work. Often times I do not feel safe, especially in the winter when it becomes dark sooner in the day. Thanks, -E (Jul-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

durable-economy2	$25.00	$25.00	7/20/2010 4:15:47 PM
HolJenks	$25.00	$25.00	7/22/2010 8:50:12 AM
galloping_unicorns_batman	$30.00	$30.00	7/22/2010 10:54:57 AM
mercuriant	$25.00	$25.00	7/24/2010 12:28:05 PM
order-bee1	$300.00	$300.00	7/24/2010 12:24:57 PM
mrxtravis	$25.00	$25.00	7/25/2010 2:31:34 PM
circustab	$50.00	$50.00	7/26/2010 12:35:16 PM
investment-tempo	$80.00	$80.00	7/27/2010 7:51:07 AM
Leshan	$35.33	$35.33	7/27/2010 8:31:44 AM
believe2succeed	$40.48	$40.48	7/27/2010 10:17:52 AM
Astyanax	$35.00	$35.00	7/27/2010 11:41:22 AM
ultimate-peace	$25.00	$25.00	7/27/2010 12:45:50 PM
wild-orange	$25.00	$25.00	7/27/2010 3:06:10 PM
icecoldcash	$48.37	$48.37	7/27/2010 3:56:19 PM
FL-Lender	$25.00	$25.00	7/27/2010 3:57:34 PM
order-bee1	$600.00	$600.00	7/27/2010 3:52:15 PM
foothillender	$25.00	$25.00	7/21/2010 8:15:00 AM
transaction-circuit	$25.00	$25.00	7/22/2010 5:56:50 PM
tsquared_030	$50.00	$50.00	7/22/2010 7:13:10 PM
Glenn_Graham	$25.00	$25.00	7/24/2010 9:11:35 AM
USFoundation	$25.00	$25.00	7/24/2010 7:01:08 PM
payout-mongoose	$25.00	$25.00	7/26/2010 8:26:05 AM
bold-attentive-listing	$25.00	$25.00	7/26/2010 5:18:53 PM
dRatedOnly	$25.00	$0.82	7/26/2010 6:17:03 PM
deepblue34	$30.00	$30.00	7/26/2010 6:35:34 PM
flexible-vigilance7	$25.00	$25.00	7/26/2010 8:14:08 PM
bluebouyz	$30.00	$30.00	7/26/2010 9:07:26 PM
CaliforniaSun	$25.00	$25.00	7/26/2010 11:04:51 PM
quiggles	$25.00	$25.00	7/27/2010 9:23:54 AM
klemer	$25.00	$25.00	7/27/2010 12:27:51 PM
CMDCO	$50.00	$50.00	7/27/2010 2:53:50 PM
icecoldcash	$25.00	$25.00	7/27/2010 3:55:42 PM
northphoto	$25.00	$25.00	7/27/2010 3:57:24 PM
P3P-Career-Coach	$40.00	$40.00	7/27/2010 3:59:20 PM
icecoldcash	$25.00	$25.00	7/27/2010 3:55:58 PM
Gatorzilla	$30.00	$30.00	7/27/2010 3:57:49 PM
RecoveryLender	$25.00	$25.00	7/27/2010 3:56:35 PM
cunning-bill	$25.00	$25.00	7/27/2010 3:57:39 PM
38 bids
Borrower Payment Dependent Notes Series 467638
This series of Notes was issued and sold upon the funding of the borrower loan #43841, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,850.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-28-2010

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$97.20
Final lender yield:	12.60%	Final borrower rate/APR:	13.60% / 15.75%	Final monthly payment:	$96.85

Auction yield range:	5.93% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 8 Enhanced (1-5): 5	First credit line:	Jul-1984	Debt/Income ratio:	10%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	1	Current / open credit lines:	7 / 6	Length of status:	4y 9m
Amount delinquent:	$75	Total credit lines:	18	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,451	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	wise-income-butterfly	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off 18% and 26% APR cards
Purpose of loan:
This loan will be used to pay off a current balance of about $3,000 on two credit cards, one with an 18% APR and the other with a 26% APR.

My financial situation:
I am a good candidate for this loan because I have a stable job in information technology with a state university that recently approved an across-the-board pay raise for all employees (while others are seeing furloughs and pay cuts). I am paying off credit cards that I used to supplement a loss of income during my final semester of college (could not work while writing a thesis), and I would love to save some money as my credit continues to improve. I will also have my MBA completed in the spring of 2011, which should increase my future earning power. I have owned a home since 08/2006 and have never been late on a mortgage payment.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Any outstanding Student loan payment coming? Any other debts? Thanks. - cybercop45
A: A 30-year home mortgage with a monthly payment of $800. (Jul-27-2010)
Q: Can you give us some color on the delinquency? - WallStreetProgrammer
A: Sure! It's Gamefly.com. They claim I failed to return a game when I cancelled my membership. I explained I'd sent it but offered to pay the value of the game ($13). They told me since I was 'no longer a member' and $13 was the membership price, I would have to sign up for another year of service, or pay $50 for the game. I have not bothered to fight this charge, as it has not really affected my ability to get credit in the past. (Jul-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rockhound84	$25.00	$25.00	7/24/2010 8:15:56 AM
rockhound84	$25.00	$25.00	7/26/2010 4:20:37 AM
blackbear	$63.80	$63.80	7/26/2010 11:33:30 AM
econgineer	$25.00	$25.00	7/26/2010 2:27:00 PM
secretgeneral	$25.00	$25.00	7/26/2010 6:13:56 PM
availableloan	$25.00	$25.00	7/26/2010 7:06:02 PM
StanTheMan	$43.56	$43.56	7/26/2010 7:08:52 PM
Jollyrancher	$300.00	$300.00	7/26/2010 8:23:40 PM
protargol	$68.49	$68.49	7/27/2010 7:39:57 AM
rockymtbob	$25.00	$25.00	7/27/2010 8:07:02 AM
the-purposeful-principal	$25.00	$25.00	7/27/2010 9:12:25 AM
LateOneNight	$25.00	$25.00	7/27/2010 11:01:09 AM
Astyanax	$35.00	$35.00	7/27/2010 2:45:38 PM
exchange-dreams	$25.00	$25.00	7/27/2010 7:44:41 PM
Elevate2012	$25.00	$25.00	7/27/2010 10:39:18 PM
drysdale-sd	$30.00	$30.00	7/28/2010 5:55:17 AM
ConcreteOne	$25.00	$25.00	7/28/2010 6:05:56 AM
astra-lender	$50.00	$50.00	7/28/2010 12:09:04 PM
pythia	$25.00	$25.00	7/28/2010 1:39:23 PM
wild-orange	$25.00	$25.00	7/28/2010 3:53:38 PM
easylivin	$31.00	$31.00	7/28/2010 4:06:31 PM
blue-useful-auction	$25.00	$25.00	7/28/2010 4:17:27 PM
patriot384	$47.00	$47.00	7/28/2010 4:15:39 PM
patriot384	$70.00	$70.00	7/28/2010 4:14:35 PM
encore739	$25.00	$25.00	7/28/2010 4:23:57 PM
Sven79	$50.00	$50.00	7/21/2010 4:52:14 PM
filovirus	$25.00	$25.00	7/22/2010 6:34:27 PM
BigMac1953	$25.00	$25.00	7/23/2010 8:18:54 AM
buckyhead2000	$25.00	$25.00	7/24/2010 2:35:32 AM
isshoni888	$25.00	$25.00	7/24/2010 1:18:02 PM
adub1979	$64.57	$64.57	7/26/2010 5:19:24 AM
grant_myron	$30.00	$30.00	7/26/2010 6:29:40 AM
top-courteous-peso	$250.00	$250.00	7/26/2010 5:17:58 PM
principal-bull	$25.00	$25.00	7/26/2010 7:14:46 PM
TFAD72	$25.00	$25.00	7/26/2010 7:21:05 PM
casaram	$25.00	$25.00	7/26/2010 8:28:06 PM
ProudDad	$50.00	$50.00	7/27/2010 5:32:08 AM
Tabster	$25.00	$25.00	7/27/2010 8:11:21 AM
cybercop45	$25.00	$25.00	7/27/2010 10:32:31 AM
Asailorman	$25.00	$25.00	7/27/2010 11:35:20 AM
Independenttools	$25.00	$25.00	7/27/2010 1:23:26 PM
WeR5A	$25.00	$25.00	7/27/2010 3:05:29 PM
radiant-return	$30.00	$30.00	7/27/2010 4:29:55 PM
lt_dt	$25.00	$25.00	7/27/2010 6:18:15 PM
heerzaquestion	$25.00	$25.00	7/27/2010 8:12:18 PM
CASSHMAN	$75.00	$75.00	7/27/2010 8:31:01 PM
kristl	$58.79	$58.79	7/27/2010 11:02:46 PM
seineil	$100.00	$100.00	7/28/2010 3:11:16 AM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:20 AM
Firescreek	$25.00	$25.00	7/28/2010 7:20:08 AM
lucrative-coin	$77.07	$77.07	7/28/2010 7:47:19 AM
Leshan	$33.33	$33.33	7/28/2010 8:09:08 AM
loyalist1	$100.00	$100.00	7/28/2010 8:15:37 AM
Rashanir	$75.00	$75.00	7/28/2010 10:03:49 AM
social-zebra	$25.00	$25.00	7/28/2010 12:21:51 PM
brightest-dignified-penny	$25.00	$25.00	7/28/2010 10:07:05 AM
wealth-multiplier	$25.00	$25.00	7/28/2010 12:24:48 PM
WallStreetProgrammer	$40.00	$40.00	7/28/2010 2:58:15 PM
fulfilling-investment4	$25.00	$25.00	7/28/2010 3:11:51 PM
patriot384	$95.00	$95.00	7/28/2010 4:15:09 PM
patriot384	$178.00	$57.39	7/28/2010 4:10:43 PM
ddibernardo	$50.00	$50.00	7/28/2010 4:17:21 PM
62 bids
Borrower Payment Dependent Notes Series 467808
This series of Notes was issued and sold upon the funding of the borrower loan #43798, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-28-2010

Starting lender yield:	25.33%	Starting borrower rate/APR:	26.33% / 28.65%	Starting monthly payment:	$161.87
Final lender yield:	25.33%	Final borrower rate/APR:	26.33% / 28.66%	Final monthly payment:	$161.87

Auction yield range:	10.93% - 25.33%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 3	First credit line:	Apr-1998	Debt/Income ratio:	16%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	3	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$656	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Homeownership:	No
Screen name:	really_reliable1	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
First Apartment and Bedroom Set
Purpose of loan:
This loan will be used to get my first apartment. I will use the funds to pay for the move in cost and?to furnish?the place?. The rent for the apartment is $850/months. The home owner is asking for 1st and last months? rent and 1 month security. I will need $2250 to move in for August 1st. I will also have a roommate that will be paying half of the monthly bills leaving me responsible for about $725.00/a month. I will also need to purchase a bedroom set and a mattress for the apartment.???

My financial situation: I am a?GREAT?candidate for this loan because?I am very responsible when it comes to making financial decisions. I take pride in paying my bills on time and I am very cautious when it comes to taking on any new?debt. I created a quick budget (which I have provided below) of my projected expense ( once I am in the apartment ) and determined that I can afford to pay off this loan on time for the next 3 years. I work for a global company that designs, builds, markets and supports custom software that companies purchase and use to manage their employees stock options. I currently make $40,000 a year and have a 700+ credit rating.

Please see the budget I created below breaking out my expense once I move into the apartment. The shared expense of the apartment has been divided in half, representing the portion I am responsible for.

Projected Month expenses:?
Housing: $?850?/ 2???=? $425??????????????????????????????????????????????????
Insurance: $ 120??
Car expenses: $ 300??
Utilities: $ 100?/ 2??= $50????
Phone, cable, internet: $?100?/ 2?= 50??
Food/ Household: $?400?/ 2?=?$200
Credit cards and other loans: $?200??
Prosper Loan: $ 183

Bringing?my TOTAL?MONTHLY?EXPENSE?$1,528.00- This amount includes all of my new projected expense from my apartment half of all the rent and bills, my current bills, plus Prosper Lending?s loan payment.)? Thank you for your time and consideration.?

Monthly net income: $ 2420.00 - $ 1528.00 ( projected monthly bill budget) = $922.00?remaining for the month

CURRENT Monthly expenses:?(The budget above is?what I expect to pay if I get this loan and get into the apartment)?
Housing: $?200??????????????????????????????????????????????????????
Insurance: $ 140??
Car expenses: $ 300??
Utilities: $ 0??
Phone, cable, internet: $ 0??
Food, entertainment: $ 0??
Clothing, household expenses $ 100??
Credit cards and other loans: $?200??
Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cognizant-rate732	$50.00	$50.00	7/21/2010 4:47:39 PM
wealth-pipeline	$25.00	$25.00	7/22/2010 6:34:45 AM
galloping_unicorns_batman	$25.00	$25.00	7/22/2010 11:19:03 AM
reflective-rupee	$25.00	$25.00	7/22/2010 4:44:23 PM
visionary-fund	$100.00	$100.00	7/23/2010 10:45:14 AM
well-mannered-income3	$30.00	$30.00	7/23/2010 11:38:39 AM
wise-blazing-currency	$30.00	$30.00	7/23/2010 4:30:49 AM
green-rapid-openness	$50.00	$50.00	7/23/2010 1:03:22 PM
green-rapid-openness	$50.00	$50.00	7/23/2010 1:02:39 PM
order-bee1	$200.00	$200.00	7/24/2010 12:29:14 PM
pietro_torna_indietro	$25.00	$25.00	7/24/2010 8:07:06 PM
cajunguy	$25.00	$25.00	7/25/2010 11:55:12 AM
ccdirectt	$25.00	$25.00	7/24/2010 7:27:13 PM
fairness-atmosphere	$50.00	$50.00	7/26/2010 7:28:28 AM
dermit	$50.00	$50.00	7/26/2010 5:02:09 PM
purposeful-gold	$25.00	$25.00	7/27/2010 3:53:46 AM
AlexTrep	$25.00	$25.00	7/27/2010 12:02:55 AM
PCity-LOA15	$35.00	$35.00	7/27/2010 7:47:57 AM
well-mannered-income3	$30.00	$30.00	7/27/2010 2:57:45 PM
silverloan	$50.00	$50.00	7/27/2010 4:14:18 PM
marinbb	$25.00	$25.00	7/27/2010 7:46:22 PM
nilonc1	$100.00	$100.00	7/27/2010 8:39:11 PM
deepblue34	$25.00	$25.00	7/27/2010 8:40:29 PM
Bob450	$30.00	$30.00	7/27/2010 9:41:13 PM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:23 AM
Leshan	$50.00	$50.00	7/28/2010 8:16:33 AM
helaman	$50.00	$50.00	7/28/2010 9:42:24 AM
mpatrick	$89.00	$89.00	7/28/2010 10:41:22 AM
loan-fate	$50.00	$50.00	7/28/2010 10:15:40 AM
payment-halo	$25.00	$25.00	7/28/2010 11:34:36 AM
carrinel	$44.37	$44.37	7/28/2010 2:21:51 PM
Rancid	$30.00	$30.00	7/28/2010 12:45:53 PM
MichaelTx	$27.42	$27.42	7/28/2010 1:19:58 PM
grammaspurse	$25.00	$25.00	7/28/2010 1:32:05 PM
realtormoises	$25.00	$25.00	7/28/2010 4:13:51 PM
Madmigel	$83.88	$83.88	7/28/2010 4:09:06 PM
order-bee1	$700.00	$700.00	7/28/2010 4:19:46 PM
SC2TX	$300.00	$300.00	7/22/2010 9:17:42 AM
rustysailor	$40.00	$40.00	7/22/2010 12:35:51 PM
well-mannered-income3	$40.00	$40.00	7/22/2010 7:09:07 PM
zone6	$100.00	$100.00	7/22/2010 10:04:02 PM
Texas2020	$64.03	$64.03	7/23/2010 11:02:03 AM
green-rapid-openness	$50.00	$50.00	7/23/2010 1:02:58 PM
ZLyons	$50.00	$50.00	7/23/2010 8:59:11 PM
loan-tycoon0	$25.00	$25.00	7/23/2010 9:01:33 PM
KrisKringle	$30.00	$30.00	7/24/2010 3:44:08 PM
SolarMoonshine	$25.00	$25.00	7/24/2010 7:05:40 AM
income-pillow	$200.00	$49.41	7/24/2010 9:20:05 AM
mercuriant	$25.00	$25.00	7/24/2010 9:26:26 AM
top-courteous-peso	$25.00	$25.00	7/25/2010 3:11:24 PM
soulblest	$28.89	$28.89	7/25/2010 11:34:13 AM
investment-tempo	$100.00	$100.00	7/26/2010 8:09:22 AM
circustab	$50.00	$50.00	7/26/2010 12:38:36 PM
madmoney618	$50.00	$50.00	7/26/2010 2:08:27 PM
MONEY_IN_THE_BANK	$25.00	$25.00	7/26/2010 4:16:50 PM
flag3	$50.00	$50.00	7/26/2010 5:34:12 PM
brilliant-balance	$25.00	$25.00	7/26/2010 7:53:03 PM
LaXavier	$25.00	$25.00	7/27/2010 7:14:06 AM
FASTIZIO_P	$25.00	$25.00	7/27/2010 5:43:13 PM
buyrite334	$25.00	$25.00	7/27/2010 6:25:08 PM
marinbb	$50.00	$50.00	7/27/2010 7:46:11 PM
exchange-dreams	$50.00	$50.00	7/27/2010 7:48:48 PM
asset-professor	$25.00	$25.00	7/28/2010 5:54:00 AM
wonder3	$35.00	$35.00	7/28/2010 6:15:23 AM
tompau	$25.00	$25.00	7/28/2010 7:26:09 AM
bull_lender	$33.00	$33.00	7/28/2010 9:19:24 AM
principal-star	$25.00	$25.00	7/28/2010 10:53:26 AM
obedient-investment9	$50.00	$50.00	7/28/2010 2:41:29 PM
JustMee	$25.00	$25.00	7/28/2010 12:30:14 PM
unafraid-loan5	$50.00	$50.00	7/28/2010 12:50:18 PM
economy-caper9	$25.00	$25.00	7/28/2010 1:42:58 PM
leverage-ectasy	$25.00	$25.00	7/28/2010 3:57:50 PM
wwwUniversal	$25.00	$25.00	7/28/2010 4:17:50 PM
73 bids
Borrower Payment Dependent Notes Series 468210
This series of Notes was issued and sold upon the funding of the borrower loan #43795, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$13,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-23-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$450.65
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$420.70

Auction yield range:	3.93% - 14.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 8 Enhanced (1-5): 5	First credit line:	Aug-2005	Debt/Income ratio:	9%
Credit score:	780-799 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	10 / 7	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,791	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	Yes
Screen name:	safe_investment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 100% )	780-799 (Latest)
Principal borrowed:	$23,000.00	< 31 days late:	0 ( 0% )	800-819 (Nov-2009) 700-719 (May-2008) 600-619 (Jan-2008) 640-659 (Dec-2007)
Principal balance:	$11,679.48	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
A+ Credit, 3rd Prosper Loan.
Purpose of loan:
I am a good candidate for this loan because I pay my bills on time each and every month.? This is my 3rd Prosper loan.? I've made good solid payments on my second Prosper loan and I have paid off my first Prosper loan.? I'm going to use this loan to pay off some bills and improve my home.

Monthly net income: $6962

Monthly expenses: $ 4492
Auto Insurance: $166
AT&T: $200
Comcast: $80
Directv: $120
Citi Credit Card: $70
Chase Credit Card: $200
Groceries: $600
MBNA Credit Card $20
PG&E Utilities: $200
Paypal Plus Credit Card: $0
Housing: $2365
Prosper: $471

Information in the Description is not verified.
Friends And Family Winning Bids
Mountaineer has bid a total of $1,000.00 in winning bids.
"I know this borrower and have loaned to him before. He is one of the minority of prosper borrowers that bothers to stay current."
Sandboxer has bid a total of $400.00 in winning bids.
2 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rescue	$50.00	$50.00	7/23/2010 2:36:49 PM
Investoman	$100.00	$100.00	7/23/2010 2:38:21 PM
Goodlender42	$25.00	$25.00	7/23/2010 2:39:08 PM
tech310	$100.00	$100.00	7/23/2010 2:39:26 PM
enthralling-deal180	$100.00	$100.00	7/23/2010 2:39:31 PM
marketplace-cello5	$25.00	$25.00	7/23/2010 2:39:56 PM
Sven79	$50.00	$50.00	7/23/2010 2:41:18 PM
sharkm	$40.00	$40.00	7/23/2010 2:41:59 PM
peace-missile	$25.00	$25.00	7/23/2010 2:48:25 PM
munnu	$25.00	$25.00	7/23/2010 2:42:53 PM
oaktown23	$50.00	$50.00	7/23/2010 3:21:19 PM
Tahoeguy	$25.00	$25.00	7/23/2010 3:21:24 PM
wayman	$25.00	$25.00	7/23/2010 2:56:30 PM
bold-durability-drum	$50.00	$50.00	7/23/2010 3:21:37 PM
Rysterola82	$25.00	$25.00	7/23/2010 3:21:44 PM
Ocean713	$50.00	$50.00	7/23/2010 3:21:49 PM
bountiful-durability	$100.00	$100.00	7/23/2010 3:21:57 PM
nybanker85	$50.00	$50.00	7/23/2010 3:22:43 PM
payout-detective7	$25.00	$25.00	7/23/2010 3:21:30 PM
dwidea	$25.00	$25.00	7/23/2010 3:27:20 PM
orgy63	$25.00	$25.00	7/23/2010 3:21:48 PM
the-swashbuckler	$25.00	$25.00	7/23/2010 3:22:03 PM
auction-elvis	$25.00	$25.00	7/23/2010 3:22:05 PM
bambampk	$25.00	$25.00	7/23/2010 3:22:10 PM
brightest-breathtaking-finance	$100.00	$100.00	7/23/2010 3:22:38 PM
social-conductor4	$25.00	$25.00	7/23/2010 3:52:15 PM
Breadandbutter	$25.00	$25.00	7/23/2010 5:17:36 PM
teega5	$25.00	$25.00	7/23/2010 4:51:14 PM
busnssmn	$25.00	$3.36	7/23/2010 5:18:32 PM
fcukciti	$50.00	$50.00	7/23/2010 5:18:14 PM
personal-lender	$25.00	$25.00	7/23/2010 2:38:10 PM
xstreamin	$25.00	$25.00	7/23/2010 2:40:16 PM
ichibon	$100.00	$100.00	7/23/2010 2:41:39 PM
kmr2	$250.00	$250.00	7/23/2010 2:42:12 PM
steady-bazaar	$39.78	$39.78	7/23/2010 3:21:22 PM
sensible-order2	$25.00	$25.00	7/23/2010 3:21:41 PM
important-ore	$50.00	$50.00	7/23/2010 3:21:47 PM
FirstBank	$100.00	$100.00	7/23/2010 3:21:51 PM
generous-deal6	$25.00	$25.00	7/23/2010 3:22:00 PM
ccdmp2004	$25.00	$25.00	7/23/2010 3:22:13 PM
SimpleChoice	$25.00	$25.00	7/23/2010 3:22:23 PM
Anny-Disco	$100.00	$100.00	7/23/2010 3:28:10 PM
sanych	$40.00	$40.00	7/23/2010 4:42:47 PM
gokart83	$25.00	$25.00	7/23/2010 4:43:49 PM
Aberdeen	$400.00	$400.00	7/23/2010 5:43:18 PM
forthright-principal2	$25.00	$25.00	7/24/2010 9:48:20 AM
bondhedger	$25.00	$25.00	7/24/2010 3:21:06 AM
RandyL3	$25.00	$25.00	7/24/2010 3:24:51 AM
kind-value-pouch	$60.00	$60.00	7/24/2010 2:40:17 PM
Sandboxer	$400.00	$400.00	7/24/2010 5:38:56 PM
hidavehi	$77.00	$77.00	7/24/2010 7:55:28 PM
JohnSmith10	$25.00	$25.00	7/25/2010 9:27:17 AM
wyogirllender	$25.00	$25.00	7/25/2010 2:38:51 PM
vine99	$90.00	$90.00	7/24/2010 2:16:16 PM
new-smart-fund	$50.00	$50.00	7/25/2010 3:06:58 PM
kind-funds-tonic	$25.00	$25.00	7/25/2010 4:29:57 PM
Aberdeen	$400.00	$400.00	7/26/2010 5:15:49 AM
slygorman	$30.00	$30.00	7/26/2010 7:48:02 AM
honorable-vigilance	$43.69	$43.69	7/26/2010 9:29:17 AM
bullincage	$25.00	$25.00	7/26/2010 10:10:12 AM
Chesterite	$75.00	$75.00	7/26/2010 12:31:45 PM
riv701	$25.00	$25.00	7/26/2010 4:52:08 PM
lawboy74	$25.00	$25.00	7/26/2010 6:58:01 PM
sturdy-velocity6	$56.71	$56.71	7/26/2010 7:15:45 PM
principal-bull	$25.00	$25.00	7/26/2010 7:31:28 PM
rlarr1yd	$25.68	$25.68	7/26/2010 7:51:34 PM
thesage	$50.00	$50.00	7/27/2010 6:08:22 AM
rockhound84	$25.00	$25.00	7/27/2010 5:29:21 AM
janus_god	$25.00	$25.00	7/27/2010 6:19:16 AM
uvm1978	$100.00	$100.00	7/27/2010 10:49:29 AM
RandyL3	$25.00	$25.00	7/27/2010 12:33:16 PM
outofoffice	$50.00	$50.00	7/27/2010 3:38:31 PM
market-socrates4	$25.00	$25.00	7/27/2010 4:15:31 PM
rmpedi33	$100.00	$100.00	7/28/2010 9:23:48 AM
dblakels	$25.00	$25.00	7/28/2010 11:02:40 AM
don'twannadance	$48.00	$48.00	7/28/2010 10:39:00 AM
wise-intuitive-treasure	$25.00	$25.00	7/28/2010 4:40:06 PM
atomantic	$25.00	$25.00	7/28/2010 3:49:19 PM
Doohickey415	$100.00	$100.00	7/28/2010 5:23:29 PM
justinology	$35.70	$35.70	7/28/2010 5:41:05 PM
Lo0se_mo0se	$25.00	$25.00	7/28/2010 11:09:06 PM
cippy	$25.00	$25.00	7/29/2010 1:19:53 AM
shantran	$100.00	$100.00	7/29/2010 4:30:14 AM
myidear	$25.00	$25.00	7/29/2010 2:09:16 AM
attractive-rate	$25.00	$25.00	7/29/2010 3:29:15 AM
worth-arch	$34.46	$34.46	7/29/2010 4:05:50 AM
silvercertificate	$25.00	$25.00	7/29/2010 7:52:11 AM
kayden	$25.00	$25.00	7/29/2010 10:04:03 AM
blue-useful-auction	$25.00	$25.00	7/29/2010 10:34:43 AM
AF_Trust	$39.90	$39.90	7/29/2010 10:47:53 AM
DolCaps	$25.00	$25.00	7/29/2010 1:05:55 PM
revenue-sapling	$25.00	$25.00	7/29/2010 1:34:39 PM
ommuruga	$50.00	$50.00	7/29/2010 1:48:44 PM
CACO_Bank	$50.08	$50.08	7/29/2010 2:54:06 PM
maverickinwine	$50.00	$50.00	7/29/2010 2:33:29 PM
leverage-reaction	$25.00	$25.00	7/29/2010 2:42:56 PM
loan-rider7	$25.00	$25.00	7/29/2010 2:48:03 PM
filovirus	$25.00	$25.00	7/29/2010 3:26:30 PM
ZLyons	$25.00	$25.00	7/29/2010 3:59:55 PM
brightest-dignified-penny	$25.00	$25.00	7/29/2010 3:53:02 PM
theloanfiller	$25.00	$25.00	7/29/2010 4:00:01 PM
FPidge	$100.00	$100.00	7/29/2010 6:11:45 PM
justin323	$25.00	$25.00	7/29/2010 8:06:23 PM
beaufuture	$25.00	$25.00	7/30/2010 4:01:32 AM
poster177	$50.00	$50.00	7/29/2010 11:27:43 PM
emjaybee	$50.00	$50.00	7/30/2010 4:42:21 AM
BankofPaul	$25.00	$25.00	7/30/2010 6:22:58 AM
ingenious-order783	$25.00	$25.00	7/30/2010 8:13:09 AM
Jonathan_E	$30.00	$30.00	7/30/2010 8:46:18 AM
dukeiyer	$25.00	$25.00	7/30/2010 8:53:43 AM
integrity-cowbell	$25.00	$25.00	7/30/2010 10:23:33 AM
mgking007	$25.82	$25.82	7/30/2010 12:06:44 PM
Troutfinder	$30.00	$30.00	7/30/2010 11:52:43 AM
mistering	$50.00	$50.00	7/30/2010 2:24:31 PM
dollar-authority	$100.00	$100.00	7/30/2010 2:07:42 PM
successful-euro	$50.00	$50.00	7/23/2010 2:31:38 PM
Artist_Blue	$25.00	$25.00	7/23/2010 2:32:06 PM
studious-bonus7	$100.00	$100.00	7/23/2010 2:37:44 PM
diplomatic-wealth7	$25.00	$25.00	7/23/2010 2:38:59 PM
Fiimg	$50.00	$50.00	7/23/2010 2:42:22 PM
patriot897	$50.00	$50.00	7/23/2010 2:42:43 PM
radforj22	$25.00	$25.00	7/23/2010 2:42:34 PM
jakesworld	$25.00	$25.00	7/23/2010 3:21:17 PM
orderly-loot	$25.00	$25.00	7/23/2010 3:21:23 PM
deal-frontier	$100.00	$100.00	7/23/2010 3:21:26 PM
AF-Chief	$28.00	$28.00	7/23/2010 2:56:28 PM
syounker	$25.00	$25.00	7/23/2010 3:21:40 PM
thestartuplender	$35.00	$35.00	7/23/2010 3:21:45 PM
a-truth-upholder	$50.00	$50.00	7/23/2010 3:21:56 PM
riproaringrapids	$25.00	$25.00	7/23/2010 3:22:17 PM
bid-czar8	$100.00	$100.00	7/23/2010 3:22:42 PM
bold-special-peace7	$50.00	$50.00	7/23/2010 3:21:21 PM
american6	$25.00	$25.00	7/23/2010 3:21:33 PM
special-currency6	$100.00	$100.00	7/23/2010 3:21:52 PM
Prosp_Lender	$50.00	$50.00	7/23/2010 3:22:01 PM
janus_god	$25.00	$25.00	7/23/2010 3:22:08 PM
vibraphone3	$50.00	$50.00	7/23/2010 3:22:11 PM
villagers	$25.00	$25.00	7/23/2010 3:22:35 PM
selector568	$300.00	$300.00	7/23/2010 3:22:59 PM
brittany	$46.88	$46.88	7/23/2010 3:36:50 PM
poetic-yield3	$25.00	$25.00	7/23/2010 4:26:37 PM
summerlander	$25.00	$25.00	7/23/2010 5:17:58 PM
norcaliboy22	$25.00	$25.00	7/23/2010 5:18:05 PM
enterprising-cash3	$50.00	$50.00	7/23/2010 4:51:16 PM
mattemmo	$25.00	$25.00	7/23/2010 5:18:16 PM
roadster199	$25.00	$25.00	7/23/2010 5:18:53 PM
delicious-social132	$35.00	$35.00	7/23/2010 2:41:12 PM
Aberdeen	$400.00	$400.00	7/23/2010 5:43:26 PM
Katburg	$35.00	$35.00	7/23/2010 3:21:42 PM
jdrez	$25.00	$25.00	7/23/2010 3:21:48 PM
Comoparklender	$30.00	$30.00	7/23/2010 3:21:53 PM
community-pipeline8	$50.00	$50.00	7/23/2010 3:21:55 PM
greenbacchus	$25.00	$25.00	7/23/2010 3:22:06 PM
objective-investor	$100.00	$100.00	7/23/2010 3:22:19 PM
treasure-hunter270	$25.00	$25.00	7/23/2010 3:22:39 PM
MoneyForNothing	$83.92	$83.92	7/23/2010 9:06:18 PM
careful-benjamins8	$50.00	$50.00	7/23/2010 4:26:39 PM
asset-professor	$40.00	$40.00	7/23/2010 4:26:53 PM
blackstar	$25.00	$25.00	7/23/2010 4:43:51 PM
the-gold-quark	$25.00	$25.00	7/23/2010 4:51:15 PM
ryanplays311	$25.00	$25.00	7/23/2010 4:57:55 PM
market-assembler	$50.00	$50.00	7/23/2010 4:58:28 PM
rae4sunshine	$50.00	$50.00	7/23/2010 5:18:03 PM
money-bauble	$124.83	$124.83	7/23/2010 5:18:26 PM
zx12rider	$25.00	$25.00	7/23/2010 5:34:11 PM
Paxman84	$25.00	$25.00	7/24/2010 11:44:02 AM
leverage-monger	$25.00	$25.00	7/24/2010 12:22:24 PM
MoneyTree79	$100.00	$100.00	7/24/2010 9:27:03 PM
Peterman	$25.00	$25.00	7/24/2010 9:31:28 PM
wwwUniversal	$25.00	$25.00	7/24/2010 9:47:00 AM
heerzaquestion	$25.00	$25.00	7/25/2010 8:06:49 AM
all_of_that_one	$30.00	$30.00	7/25/2010 8:08:09 AM
bigmacbeef	$50.00	$50.00	7/25/2010 3:43:40 PM
Zeenos	$30.00	$30.00	7/24/2010 11:04:20 PM
payout-magician	$25.00	$25.00	7/25/2010 10:37:06 AM
Aberdeen	$400.00	$400.00	7/26/2010 5:16:04 AM
BrighterSuns	$25.00	$25.00	7/26/2010 6:00:55 PM
bonus-apple	$100.00	$100.00	7/26/2010 6:59:14 PM
agreement-bunny	$30.00	$30.00	7/26/2010 8:16:15 PM
casaram	$25.00	$25.00	7/26/2010 8:28:10 PM
stable-nickel	$30.00	$30.00	7/27/2010 8:15:39 AM
johngotti	$50.00	$50.00	7/27/2010 10:50:08 AM
johnnypop	$30.00	$30.00	7/27/2010 3:21:44 PM
WeR5A	$25.00	$25.00	7/27/2010 3:31:09 PM
goodcents	$25.00	$25.00	7/27/2010 8:26:25 PM
don'twannadance	$50.00	$50.00	7/28/2010 10:38:30 AM
ccclaireee333	$25.00	$25.00	7/28/2010 3:21:16 PM
goodcents	$25.00	$25.00	7/28/2010 6:52:54 PM
LittleMingo	$30.00	$30.00	7/28/2010 7:33:38 PM
philantist	$25.00	$25.00	7/28/2010 8:09:48 PM
KingCroesus	$25.00	$25.00	7/28/2010 11:06:15 PM
GarciaCompany	$26.75	$26.75	7/28/2010 7:56:21 PM
fixer833	$25.00	$25.00	7/29/2010 10:31:26 AM
finance-symphony7	$100.00	$100.00	7/29/2010 9:48:36 AM
Mountaineer	$1,000.00	$1,000.00	7/29/2010 10:33:45 AM
nalaari	$50.00	$50.00	7/29/2010 11:27:23 AM
RedantFinance	$50.00	$50.00	7/29/2010 11:40:15 AM
ScottFinance	$25.00	$25.00	7/29/2010 11:45:51 AM
dahburbb	$25.00	$25.00	7/29/2010 1:13:24 PM
Jtothe3	$25.00	$25.00	7/29/2010 1:51:11 PM
George2384	$25.00	$25.00	7/29/2010 2:37:31 PM
JonBillow	$250.00	$250.00	7/29/2010 2:57:43 PM
integrity-doctor	$100.00	$100.00	7/29/2010 2:08:28 PM
OKPapa	$25.00	$25.00	7/29/2010 3:03:34 PM
Richmp412	$25.00	$25.00	7/29/2010 2:38:08 PM
best-listing-toro	$25.00	$25.00	7/29/2010 2:42:30 PM
baggydomer	$28.16	$28.16	7/29/2010 2:45:01 PM
loyalty-czar	$70.00	$70.00	7/29/2010 4:03:28 PM
yamahaRider	$125.98	$125.98	7/29/2010 3:44:31 PM
BradyKP	$35.30	$35.30	7/29/2010 4:00:03 PM
poetic-diversification	$250.00	$250.00	7/29/2010 4:35:32 PM
CashCow-Moooo-la	$50.00	$50.00	7/29/2010 5:19:20 PM
welovebutterflies	$25.00	$25.00	7/29/2010 6:07:00 PM
velocity-winner	$25.00	$25.00	7/29/2010 6:26:59 PM
Dollars4Rent	$25.00	$25.00	7/29/2010 8:12:04 PM
basejump0	$25.00	$25.00	7/29/2010 9:43:12 PM
1traveler	$25.00	$25.00	7/29/2010 10:36:05 PM
Sturgee	$25.00	$25.00	7/30/2010 5:00:02 AM
availableloan	$25.00	$25.00	7/29/2010 9:33:16 PM
starry2001	$25.00	$25.00	7/30/2010 4:17:47 AM
kangarookim99	$25.00	$25.00	7/30/2010 5:11:53 AM
mrnazraq	$50.00	$50.00	7/30/2010 9:04:41 AM
Jcardone33	$25.00	$25.00	7/30/2010 6:04:43 AM
leverage-tsunami	$25.00	$25.00	7/30/2010 9:57:41 AM
Saab93	$25.00	$25.00	7/30/2010 10:42:17 AM
haryassman	$25.00	$25.00	7/30/2010 11:48:48 AM
aggresive-wampum0	$25.00	$25.00	7/30/2010 12:02:09 PM
ExtraIncome	$25.00	$25.00	7/30/2010 11:51:05 AM
gustavholstopus32	$25.00	$25.00	7/30/2010 1:26:04 PM
martymaniaman	$50.00	$50.00	7/30/2010 1:31:04 PM
Firescreek	$25.00	$25.00	7/30/2010 12:50:29 PM
231 bids
Borrower Payment Dependent Notes Series 469232
This series of Notes was issued and sold upon the funding of the borrower loan #43844, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-03-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1994	Debt/Income ratio:	15%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	3y 7m
Amount delinquent:	$109	Total credit lines:	36	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,052	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Bankcard utilization:	29%
		Homeownership:	No
Screen name:	jillybird42	Borrower's state:	Arizona	Borrower's group:	Red Sox Fans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying medical bills
Purpose of loan:
This loan will be used to help pay some of my medical bills.?? I was out of work for 2 months due to a medical condition I had, and I incurred a lot of medical expenses.?? I did not get my full pay due to being out on FMLA leave.?? And my health insurance requires me to meet a deductible.? So, I am having a really hard time keeping up with getting these bills paid and this extra money will help me so much.
My financial situation:
I am a good candidate for this loan because I am really good about paying bills on time.? Although my credit score negatively impacts me, it does not reflect my ability to pay on time and does not reflect the responsible person I am in regards to be accountable for making good on a loan.
Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $850.00
??Insurance: $ 70
??Car expenses: $ 400
??Utilities: $ 80
??Phone, cable, internet: $100
??Food, entertainment: $200
??Clothing, household expenses $200
??Credit cards and other loans: $ 40
??Other expenses: $150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

copper	$30.00	$30.00	7/30/2010 10:21:59 AM
Comoparklender	$25.00	$25.00	7/30/2010 10:23:14 AM
treasure-bliss	$100.00	$100.00	7/30/2010 10:28:00 AM
orange-preeminant-bill	$100.00	$100.00	7/30/2010 10:28:16 AM
speedy-point	$25.00	$25.00	7/30/2010 10:41:01 AM
kidsskipp	$25.00	$25.00	7/30/2010 10:44:46 AM
puifais	$25.00	$25.00	7/30/2010 10:45:05 AM
balance-handshake7	$25.00	$25.00	7/30/2010 10:46:36 AM
patriot897	$25.00	$25.00	7/30/2010 10:47:00 AM
worthy-bid8	$50.00	$50.00	7/30/2010 10:47:23 AM
deal-secret-agent	$25.00	$25.00	7/30/2010 10:49:48 AM
financial-frenzy	$25.00	$25.00	7/30/2010 10:51:07 AM
personal-lender	$25.00	$25.00	7/30/2010 10:51:37 AM
tech310	$75.00	$75.00	7/30/2010 10:55:00 AM
mtp	$50.00	$50.00	7/30/2010 11:04:01 AM
authoritative-platinum7	$25.00	$25.00	7/30/2010 11:08:57 AM
BenOrt	$25.00	$25.00	7/30/2010 11:13:00 AM
marwadi-62	$50.00	$50.00	7/30/2010 7:07:36 PM
green-rapid-openness	$50.00	$50.00	8/1/2010 1:13:33 AM
green-rapid-openness	$50.00	$50.00	8/1/2010 1:13:04 AM
sensational-dollar	$25.00	$25.00	8/1/2010 11:21:44 AM
chkrvrty	$25.00	$25.00	8/2/2010 10:16:10 AM
market-pudding	$25.00	$25.00	8/2/2010 12:34:53 PM
precious-coin3	$25.00	$25.00	8/2/2010 12:52:53 PM
bass	$25.00	$25.00	8/2/2010 7:49:15 PM
sadhikari	$25.00	$25.00	8/2/2010 8:14:34 PM
BeanCownter	$100.00	$100.00	8/3/2010 6:44:23 AM
top-courteous-peso	$100.00	$100.00	8/3/2010 11:19:22 AM
Artist_Blue	$25.00	$25.00	7/30/2010 10:22:43 AM
simplelender80	$50.00	$50.00	7/30/2010 10:43:06 AM
asiaratt	$50.00	$50.00	7/30/2010 10:45:29 AM
poeman	$25.00	$25.00	7/30/2010 10:46:00 AM
reward-adventure	$30.00	$30.00	7/30/2010 10:46:10 AM
igotmoney	$25.00	$25.00	7/30/2010 10:50:08 AM
porwestco	$25.00	$25.00	7/30/2010 10:52:13 AM
metro457	$40.00	$40.00	7/30/2010 10:43:35 AM
Rattlehead	$25.00	$25.00	7/30/2010 10:48:17 AM
enthusiastic-balance5	$50.00	$50.00	7/30/2010 10:48:38 AM
loyalist1	$50.00	$50.00	7/30/2010 11:02:04 AM
VBAces	$25.00	$25.00	7/30/2010 11:01:09 AM
newgroom422	$25.00	$11.69	7/30/2010 11:14:26 AM
TheYellowDart	$25.00	$25.00	7/30/2010 11:10:18 AM
WalnutCreekguy	$25.00	$25.00	7/30/2010 11:12:13 AM
rose124iar	$50.00	$50.00	7/31/2010 4:00:24 AM
GS-ROCK	$25.00	$25.00	8/1/2010 6:15:00 AM
wwwUniversal	$25.00	$25.00	8/1/2010 6:19:21 AM
lucrative-coin	$50.00	$50.00	8/1/2010 2:35:27 PM
drtxmac	$37.94	$37.94	8/2/2010 9:01:20 AM
kind-bill-supporter	$25.00	$25.00	8/2/2010 10:18:27 AM
duty-monger	$50.00	$50.00	8/2/2010 5:20:01 PM
interstellar	$25.37	$25.37	8/2/2010 9:29:05 PM
dRatedOnly	$25.00	$25.00	8/3/2010 12:08:24 PM
beans53	$25.00	$25.00	8/3/2010 11:14:17 AM
53 bids